UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 1, 2015
Marathon Oil Corporation
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-5153	25-0996816
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5555 San Felipe Street Houston, Texas
(Address of Principal Executive Offices) (Zip Code)
(713) 629-6600

(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 1, 2015, Marathon Oil Corporation (“Marathon Oil”) entered into an underwriting agreement (the “Underwriting Agreement”), by and among Marathon Oil, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein, pursuant to which it agreed to offer to the public $600,000,000 aggregate principal amount of its 2.70% Senior Notes due 2020 (the “2020 Notes”), $900,000,000 aggregate principal amount of its 3.85% Senior Notes due 2025 (the “2025 Notes”) and $500,000,000 aggregate principal amount of its 5.20% Senior Notes due 2045 (the “2045 Notes” and, together with the 2020 Notes and the 2025 Notes, the “Notes”) under its automatic shelf registration statement on Form S-3 (No. 333-194226), which was filed and deemed automatically effective by the Securities and Exchange Commission on February 28, 2014. The aggregate proceeds from the offerings, net of initial purchasers’ discounts and offering expenses, will be used to repay Marathon Oil’s 0.900% Senior Notes due November 1, 2015 and for general corporate purposes. Pending any specific application, Marathon Oil may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

The Underwriting Agreement contains customary representations, warranties and agreements of Marathon Oil and other customary obligations of the parties and termination provisions. The Underwriting Agreement also provides for the indemnification by Marathon Oil of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The closing of the sale of the Notes is expected to occur on June 10, 2015, subject to customary closing conditions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Relationships

Some of the underwriters and their affiliates have, from time to time, performed various investment or commercial banking, financial advisory and lending services, including serving as counterparties to certain derivative and hedging arrangements, for Marathon Oil in the ordinary course of business for which they have received customary fees and expenses. Some of the underwriters or affiliates of some of the underwriters are lenders under some of Marathon Oil’s existing credit facilities.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

1.1	Underwriting Agreement by and among Marathon Oil Corporation, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, dated June 1, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARATHON OIL CORPORATION
	By:	/s/ Gary E. Wilson
June 3, 2015		Name: Gary E. Wilson Title: Vice President, Controller and Chief Accounting Officer

Exhibit Index

1.1	Underwriting Agreement by and among Marathon Oil Corporation, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, dated June 1, 2015.